Exhibit 99.2
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

Copano Energy to Participate in the Morgan Stanley MLP and Diversified Natural Gas Corporate Access Event

HOUSTON, February 28, 2012 – Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, its President and Chief Executive Officer, and Carl Luna, its Senior Vice President and Chief Financial Officer, will participate in the Morgan Stanley MLP and Diversified Natural Gas Corporate Access Event on Wednesday, March 7, 2012, in New York City. Copano's presentation will be available on the company's website at www.copano.com under "Investor Relations - Presentations" beginning on the morning of the event.

About Copano Energy, L.L.C.

Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana. Its assets include approximately 6,800 miles of active natural gas gathering and transmission pipelines, 380 miles of NGL pipelines and 10 natural gas processing plants, with more than 1 billion cubic feet per day of combined processing capacity and 44,000 barrels per day of fractionation capacity. More information is available at http://www.copano.com.